EXHIBIT 99.1

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

SONIC SOLUTIONS
3Q Fiscal 2009 Earnings Conference Call Transcript

Moderator: Nils Erdmann
February 5, 2009
4:30 pm ET

Operator:
Good day everyone. Welcome to the Sonic Solutions Fiscal Year 2009 Third Quarter Earnings Release conference call.

As a reminder today's conference is being recorded and will last approximately 60 minutes.

Now at this time, I'd like to turn the conference over to Mr. Nils Erdmann, Vice President of Investor Relations. Please go ahead sir.

Nils Erdmann:
Good afternoon and thank you for joining Sonic Solutions Earnings conference call for fiscal year 2009, third quarter, ended December 31, 2008.

I'd like to inform all participants that this call is being recorded.

And with me on today's call are Mr. Dave Habiger, President and Chief Executive Officer, and Paul Norris, E.V.P., acting Chief Financial Officer, and General Counsel.

Before I hand the call over to Dave, I'll review our customary Safe Harbor statements.

During the course of this call we may make forward-looking statements within the meaning of the federal securities laws. All statements other than those of historical fact are forward-looking statements including but not limited to guidance for the fourth fiscal quarter and full fiscal year 2009 as well as fiscal year 2010.

All forward-looking statements are made as of today based on current information and expectations and are inherently subject to change. We ask that you review these cautionary statements in today's press release and refer to Sonic's recent filings on Form 10-K and 10-Q for more detailed discussions on the relevant risks and uncertainties that would cause actual results to differ from these forward-looking statements.

Except as required by law, Sonic Solutions undertakes no obligation to review or update any forward-looking statements. In addition unless otherwise noted we will present financial information on a non-GAAP basis. These non-GAAP measures should be considered as supplemental to and not a substitute for or superior to the corresponding measures calculated in accordance with GAAP.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

While we believe that the non-GAAP measures provide information that is useful to investors we recommend a careful review of the reconciliations between GAAP and non-GAAP measures provided in today's press release as well as the detailed disclosures related to the purposes of limitations on non-GAAP disclosures.

Today's press release as well as a replay of this conference call can be found on the Sonic Web site, at www.sonic.com, under About Sonic, Investor Relations.

With that I'd now like to introduce Dave Habiger.

Dave Habiger:
Thanks, Nils. And welcome everyone.

For the third quarter Sonic generated revenues of $26.5 million. Our non-GAAP gross margin was 75%. Our operating expenses were $23.8 million. This yielded an operating loss of a $3.7 million and negative EBITDA of $3.1 million.

The primary cause of our disappointing results was the downturn that affected the world's economy. The PC industry was hit particularly hard with most major PC and semiconductor companies reporting sharply reduced revenues as consumers and businesses deferred purchases and upgrades of PCs and related products.

As the quarter progressed we saw increasing weakness across all of our major lines of business. Retail and Internet sales were down, OEM sales were significantly below target, and enterprise software sales were light. Even our professional software sales, though up year-over-year reflected the tight credit markets and had sales that fell below expectations.

In October we implemented a significant reduction in force designed to return Sonic to cash profitability in the March quarter.  In that RIF, we eliminated approximately 100 positions worldwide, resulting in annual cost savings of approximately $14 million. Later as we closed the December quarter and saw where our revenue results had landed, we realized that to achieve profitability we would have to implement additional cost reductions.In mid-January we executed another RIF combined with a general company reorganization that I'll discuss in a few minutes. The second RIF involved elimination of approximately 75 positions worldwide and should reduce our operating expenses by about $8 million annually.

At this point, while we believe that revenue levels will not further deteriorate, our forward budgets assume that we will continue to experience revenues at this relative level for the next few quarters until the latter part of calendar 2009.  With operating expenses significantly reduced, we expect that Sonic will generate a reasonable level of cash profit over the next year. When our revenue growth resumes because of the initiatives we're undertaking, we should be able to generate significant profits.

In spite the difficult economic environment in the December quarter there were some encouraging developments. Blu-ray adoption accelerated, our retail software position improved, and acquired CinemaNow.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

For Blu-ray, this holiday season price points of standalone hardware players declined to as low as $140; Blu-ray disc sales grew to account for 10% or more of the overall optical disc market; and on some specific releases, such as Dark Knight and Iron Man, Blu-ray sales approached 20% of the total optical disc market.

Worldwide sales of Blu-ray titles topped $1.1 billion in 2008. These results are very strong in comparison to the early years of DVD and we expect that the rate of adoption of Blu-ray by both consumers and studios will continue to accelerate from here. This will have nothing but favorable implications for our professional and consumer software products.

Though our consumer software sales were down because of the recession, Roxio branded products grew market share, far outpacing the competition. According to the NPD Group, which tracks retail sales through North America, in 2008, Roxio applications increased their market share over the previous year by 5% and clearly lead their categories with a 45% market share.

I should note that because NPD results do not include reports from Costco, Sam's Club, and Wal-mart, Roxio's overall results are even stronger than indicated by the statistics. In the December quarter some of largest, strongest retail performance was at Costco, Sam's Club, and Wal-mart where we enjoyed category exclusivity.

Though the December quarter's financial environment was challenging, it also afforded us some opportunity. Over the past year, we had been developing our Qflix initiative for the legitimate download and burning of premium content to DVD video disc. CinemaNow, one of the leading video distributors of Hollywood film and television content on the Web, was our primary content partner, and we were already cooperating closely with them as Qflix began to roll out.

With the financial downturn CinemaNow encountered financial difficulties in the late-summer. We quickly negotiated a deal to acquire CinemaNow in mid-November.  With CinemaNow a part of Sonic we should be able to accelerate the adoption of Qflix which already bundled with optical disc drives from Dell, Pioneer, and Plextor. But more significantly the arrival of CinemaNow has accelerated our long held plan to become more involved in premium content delivery and served as the catalyst for a general reorganization of our company.

The aim of this reorganization, combined with the reduction in force we discussed a few minutes ago, are simple: first, to enable to achieve significant and consistent cash profitability; and second, more importantly, to reignite our company's growth. I'd like to discuss this last point with you a bit further. But before I do I ask Paul to lead us in a more detailed discussion of financial results for the quarter. Paul?

Paul Norris:
Thanks, Dave.

Before I talk about our operating results for the December quarter, let me discuss a couple of non-cash adjustments that impacted our GAAP financial results.

First, like many other companies, we reviewed the current economic environment and our market capitalization and concluded that we should perform an impairment analysis on our goodwill and acquired intangibles. In performing this assessment, we compared these assets and our financial statements to their current share value and determined that it was appropriate for us to write-off a substantial portion of their book value. The write-down results in a $56.2 million decrease in goodwill and a corresponding non-cash increase in operating expenses. Acquired intangibles were reduced by $19.6 million on our balance sheet, with a corresponding non-cash increase in cost of goods sold.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

In addition, we analyzed the substantial tax asset we had been carrying on our balance sheet. Under applicable accounting rules we assessed the likelihood that we could reasonably expect to realize the benefit implicit in this asset. Based on this assessment we have reduced its value on our balance sheet by approximately $29 million with a corresponding increase to our tax provision.

Turning to our third quarter results, as Dave mentioned our net revenue for the quarter was $26.5 million, a decrease of approximately 25% year-over-year. Revenue for the December quarter was comprised of consumer revenue of $24.3 million and professional revenue of $2.2 million. Consumer revenue was down 28% year-over-year reflecting weaker sales through our OEMs at retail and through the internet. On the other hand, professional revenue was up more than 35% year-over-year.

Cost of revenue which excludes the non-cash amortization and the impairment of acquired intangibles was approximately $6.4 million resulting in a gross profit of $20.1 million, down from approximately $28.8 million in the December quarter last year. Gross margin for the third quarter was 76%, a decrease from 81% in the quarter last year.

Operating expenses totaled $23.8 million for the December quarter, down 4% from last year's December quarter expenses. Our GAAP operating expenses breakdown as follows: sales and marketing expenses totaled $8.7 million, down 7% from the prior year period; Research and development expenses totaled $8.9 million, down 18% from the prior year period; and General and administrative expenses totaled $6.7 million, down 17% from the prior year period.

These numbers include $595,000 in depreciation, $12,000 related to the stock options review, and $388,000 in share-based compensation. These numbers do not include the $1.1 million in restructuring charges relating to the headcount reduction we announced at the end of October for the goodwill impairment discussed earlier.

Our non-GAAP net loss for the quarter was $2.2 million or 9 times per share. At the end of the quarter we had approximately 26 million basic shares outstanding, essentially the same as last quarter.

Turning to our balance sheet, cash, restricted cash, cash equivalents and investments, ended the quarter at $25.6 million, down $5 million from $31.6 million at the end of the prior quarter. The decrease is due to the purchase of CinemaNow, expenses related to our headcount reduction, and amounts used in operations.

We ended the quarter with accounts receivable of $10.2 million, down from $14.4 million at the end of September. DSOs at the end of December were 35 days, down from 42 days at the end of the prior quarter.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Looking forward, we feel that our product lines and our organization are well-positioned, and as David highlighted, we are seeing some substantial business opportunities. However, given the current economic conditions we're taking a cautious approach in our projections.

We anticipate net revenue for the fourth quarter will slightly exceed net revenue this quarter. As you know, we announced an additional restructuring in January and we expect operating expenses for the fourth quarter to continue to drop as a result.

We also discuss adjusted EBITDA to facilitate better understanding of our operating results. Adjusted EBITDA is comprised of our earnings before interest, taxes, depreciation, and amortization and excluding impairment charges, restructuring expense, stock option review expense, and share-based compensation.

We expect to generate positive adjusted EBITDA during fiscal year 2010. Our goal in this challenging economic environment is to achieve EBITDA break even in the fourth quarter of fiscal 2009 as well as in the first quarter of fiscal year 2010, and cash profitability in the second quarter and throughout the remainder of fiscal 2010.

At this point I'll turn the call back over to you, Dave.

Dave Habiger:
Thanks, Paul.

As I mentioned earlier, as we've integrated CinemaNow into Sonic, we've also reorganized our company in a significant way.

For the past few years Sonic has been organized into three business units -- professional authoring tools, licensed technology solutions, and Roxio consumer software. Most of our Roxio software and some of our licensed technology, supported creation and sharing of personal content. Our professional and some of our licensing technology provided solutions that enabled the delivery of Hollywood premium content, but the actual delivery of such content was left to others.

As we began the Qflix initiative a few years ago, we took a step closer to providing a complete delivery chain for premium content. Now with the arrival of CinemaNow, it's clear that a major focus of our company will be premium content delivery, and we've reorganized Sonic to take full advantage of this opportunity.

Sonic will now include two distinct operating units:

Our Roxio products group, which includes most of what used to be our Roxio division combined with part of our former license technology unit, the group will develop and market applications and software technology for data, music and video disc burning, photo and video editing, and media backup. The group solutions will reside on both PCs and web applications. Channels will include OEMs, retail, web store, and enterprise sales. The mission of this group will be to enable consumers to create, edit, enjoy and share their personal digital media.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Our newly formed premium content group combines CinemaNow, Qflix, our professional authoring tools business, and part of our former license technology unit. The group will enable delivery of Hollywood movies and TV shows through the Internet to a variety of destinations including PCs, Qflix disc burners, and an array of CD devices.

The mission of the premium content group is simple. Consumers should be able to buy or rent premium content on any connected device they own – from Blu-ray players to smart TVs, to mobile internet devices – and view that content on any other device they own. The purchase experience should be immediate, direct, hassle-free, and compelling.

To achieve this mission, our job is to build a tightly connected set of software and services that make it easy for consumers to get great entertainment, to never have to think about codecs, or DRM, or copying, or anything that gets in the way of their content experience.

Our premium content group will expand Sonic's professional authoring and encoding tools to enable Hollywood to deliver content not only for Blu-rays and DVD, but also for web delivery to a range of devices and venues. The group will enhance CinemaNow services and make it easy for consumers to find, buy, and enjoy the content they want.  And the group will create software that enables CE manufacturers and PC-OEMs to easily embed these services into their devices.

While these aren't easy tasks Sonic is one of only a few companies in the world today that has all of the pieces needed to achieve this goal.

The Group’s business model will focus on two key groups.  The first is content owners - the studios who have, to date, experimented only tentatively with Internet delivery of content. Our goal with studios will be to increase the reach and accuracy of their marketing efforts, offering them access and delivery capabilities with attractive economics.

The second is delivery partners - the companies who make or sell devices that can be used for the enjoyment of premium content and who desire to distribute content in a way which leverages their brands and their products.

In the announcements we've already made, you can see clear evidence of this approach. A great example of the delivery partnership is our alliance with Blockbuster to give consumer access to a combined library of premium digital entertainment across a wide assortment of phone and mobile electronic devices. Blockbuster will supply the branded consumer interfaces and Sonic will be under the hood powering the content delivery across PC and consumer electronic devices. We've also announced that we will be powering the new network Blu-ray disc players from LG Electronics and the Fujisoft-enabled Nintendo Wii game console in Japan. Watch for other announcements in the coming months as our delivery partner list expands.

Despite the stresses of the economic downturn, the outlook for Sonic is bright. With a resized organization we know that we can operate profitably and with our recent expansion into Internet delivery of premium content, we are certain that Sonic will expand rapidly and delivery compelling experiences to our customers and end-users.

Thanks to all of our stakeholders -- Sonic shareholders, employees, customers, and partners -- for their ongoing commitment.  At this point we will open the line for questions. Operator…?

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Operator:
The question-and-answer session will be conducted electronically.

To ask a question please press the star key, followed by the digit 1, on your touchtone telephone.  If you are using a speakerphone please make sure your mute function is turned off to allow your signal to reach our equipment.

Again please press star, 1, if you'd like to ask a question at this time. We'll pause for a moment to assemble our roster.

We'll have our first question from Ralph Schackart with William Blair.

Ralph Schackart:
Hello. Good afternoon, guys.

Paul Norris:
Hello.

Ralph Schackart:
First question is for Paul.

Paul, can you walk us through the math again? Sorry it went kinda fast. Did you say that from your first sort of RIF, you have $14 million in annual savings from 100 people and then incremental to that was your $8 million RIF of 75 people? So, in aggregate, $22 million in OPEX taken out and roughly 175 people?

Paul Norris:
Yes. You've got it dead-on right.

Ralph Schackart:
And then, sorry, can you help us think about that $22 million? How much of that, sort of big picture percentage will flow through calendar '09 actually coming out of the company?

Paul Norris:
Well, if you're talking about calendar '09, you're going to get the bulk of that. You're going to get essentially all of the $14 million from the RIF that we announced in October, essentially all of that. You know, it may be a little bit still kicking in, but basically you're going to see all of that, and then, on the re-org that we just announced in January, that's going to phase in over the next quarter or two. So you're going to start seeing…think of it as $2 million per quarter savings. You're not going to see the full impact of that probably until after next quarter.

Ralph Schackart:
Okay, so more than half of the $22 million?

Paul Norris:
Yes, you'll certainly see more than half of it.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Ralph Schackart:
Okay., and then as it relates to -- this probably a better question for Dave -- Dave can you give us a sense of the reaction from the end market, both from the CE side and the studios, now that you have the CinemaNow asset in-house and maybe give us an update of what your partners are saying?

Dave Habiger:
Sure. Thanks, Ralph.

The reaction has been very favorable, and I think it's fair to say the studios obviously have to involve and endorse deals like that. Reaction from the studios has been very positive. Our OEMs and CE partners have responded well, both with CinemaNow and the Blockbuster relationships. So it is timely, in that the market for digital downloads has, we think, reached a point of maturity. For us it's just like any other format.

We've always worked very closely with the studios to release formats, whether that was CDs on the music side or standard def or Blu-ray. And, I think it's fair to say they're treating this just like any other format. The electronic sell-through of content through devices -- both PCs and CEs -- is really just another format, and that requires serious software engineering. It requires production tools, and working closely with studios to control that ecosystem. So at this point, I think we're very pleased with the people we deal with and the space and the customers that want to deliver those products are happy.

Ralph Schackart:
And order of magnitude -- I'm sure for competitive reasons, you can't give us a number -- but just directionally the number of titles that you have today, where you expect sort of that number to go in the next sort of 12 to 18 months? Just big picture.

Dave Habiger:
The title availability -- you can expect obviously to double or quadruple. The catalog depth, though, isn't what's really driving the business. So catalog depth isn't necessarily hard to achieve.

What's important is the timeliness of the release. Where Sonic, at the moment, is a tools provider and we have a unique position in this ecosystem that allows for the ownership of content under a release window. That is, when people are willing to pay for content they'll buy discs or they'll by movies. So we're focused on premium content and delivering that at the highest quality and making it very easy.

So, as much as I'd tell you to watch the depth of the catalog, you can expect that to grow, and we certainly combined Blockbuster's catalog and our catalog and have one of the largest in the world right now. But, I don't think that's the most important metric. I think our ability to deliver new, current releases that traditionally have only been available on DVD is probably the thing we'll focus most on, that premium content on which people are actually spending money.

Ralph Schackart:
And you fall within the DVD release window correct?

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Dave Habiger:
Correct. CinemaNow and Blockbuster were two of the major players in delivering new premium content both in an ownership model and rental model, whether it's burned to a disc or streamed or downloaded to your TiVo. And I think that you can expect that working together, we'll plan on doing that in a more dramatic way.

Ralph Schackart:
Great. One more and I'll turn it over. You mentioned comments about Blu-ray accelerating. Could you give us maybe a little more granularity and exactly what the means both sort of at the player level and then at the title level? I mean, last we counted there are 1000’s. They're kind of expensive and there's some puts and takes on what's going on with the economy. But I think by-and-large, Dolby talked about it last night that they were seeing some growth in the category as well.

Dave Habiger:
Yes. I think as we indicated in the prepared remarks, we certainly think it's growing. You know, with the pricing at $140 for some players, you're starting to see a price point that is appealing to the masses. In the first year of Blu-ray as its own format, it certainly outpaced standard def. Standard def is one of the fastest growing formats in the history of consumer electronics.

So I think by most measures, if you really look at the data and the numbers, one would make a good argument that this has been a successful format, has plenty of traction and I'm convinced it's not going to wait, that's for sure.

And our ability to connect both disc and electronic sell-through with the deals we announced with some of the partners who are building Blu-ray players, that's important to the studios and the content owners as well. You know, a device that plays back your DVD and also allows you to buy and stream content is, I think, going to be a very important category and certainly important format going forward.

Ralph Schackart:
Sorry. I have one more if I could.  Paul, on the OPEX savings of $22 million on an annual basis, what is the sort of add back from the assets of the people that you acquired at CinemaNow in terms of the OPEX that you would be adding?

Paul Norris:
We took on approximately 30 people as part of the acquisition. And so I think you can look at that as being perhaps $1 million to $1-1/2 million per quarter based upon that on the head count piece of it. So, you can do that math from there.

Ralph Schackart:
Is there any more incremental expenses aside from the 30 people -- marketing, sales, R&D, or anything?

Paul Norris:
We have some facilities there. They're not - it's a relatively modest setup. So that's not going to be too much of a driver. It's, like our business, mostly going to be headcount. But obviously if we’re growing the business and expanding the volumes that we're doing, we could pick up some costs there that go along with it.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

A lot of that will be under cost of goods sold rather than the OPEX, but it is a lower margin business in general, and there are some of the third-party costs like hosting and that sort of thing, which do come in on the OPEX side. So those would grow a bit as the business expands.

Ralph Schackart:
Okay, great. Thank you.

Paul Norris:
You bet.

Operator:
And as a reminder it is star+1, if you'd like to ask a question.

We'll go next to Barbara Coffey with Kaufman Brothers.

Barbara Coffey:
Yes. Good afternoon.

CinemaNow has been with you probably about three months. Have you seen any sort of uptick in people downloading? Are you seeing - can you speak to both the Qflix drives getting sold as well as sort of the attachment rates and flow-through you're seeing on CinemaNow?

Dave Habiger:
Hello, Barbara. It's Dave.

Yes, we've certainly seen a correlation between Qflix drives and movie sell-through. We're not yet ready to give out very specific metrics on movie downloads, size, et cetera, however, as this business ramps, you can expect that we'll try to give a lot of color and content on the amount of movies sold, titles and all of the information that you could use to model the business.

The ecosystem though really starts to build up this summer. So as we deliver devices, the Nintendo Wii sales in Japan just started about a week ago; TiVo has just turned on; and we're just starting in the very beginning stages of starting to deliver LG TVs and DVD players with CinemaNow built-in. That all starts to come to fruition this summer, and those we'll be able to model much more significantly than we do now. And also the way that those are audited and how we count the revenue will start to show up.

So, I can say though that we do have some experience with the launch of Qflix and movies, and giving people a clear indication and making it simple to download a moving and put it onto a disc, dramatically increases the attach rate and sell-through of movies. I think we knew that implicitly which is why we spent four years trying to get that launched and that ecosystem built out. I think the studios knew it and we now have data to support the theory.

And we also know that when you turn on games, for example, Nintendo, we've only got a couple of weeks worth of numbers, but we certainly know that is a dramatic impact from people that are connected already to the Web. They're working on a device that's hooked up to a TV and they can buy movies easily, they're willing to do it. So, we certainly believe the theories are being proven and we'll provide a lot more color as we start to launch devices in a meaningful way.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Barbara Coffey:
Thank you.

Dave Habiger:
You're welcome.

Operator:
We'll have a follow-up from Ralph Schackart with William Blair.

Ralph Schackart:
Hello Dave, one follow-up if I could.

I know you said that you only have a couple of weeks of data with Nintendo, but can you sort of speak high level? Have you seen access to the content that you sort of own and the cloud with the CinemaNow ecosystem? Have you seen access by let's say a user-owner on multiple devices? So the ecosystem is playing out where people want to access the content, you know, in multiple areas versus just on their PC?

Dave Habiger:
Yes. We have a lot of data. The exciting thing about this space is again, if you view it as a format, it requires professional tools and a relationship with the studios -- a trust with them. And the exciting thing is the feedback that you get on this kind of a business where you can clearly watch and monitor the business and model it. So we do have information there.

We certainly know that once consumers understand conceptually that the content they own is stored in the cloud and that the “My Movie Store”, the movies that I want to access and are accessible on my TiVo, and the same storage accessible on my PC, which is also accessible on, for example, a handheld or a game device? That eventually clicks and then you start to watch the behavior where people ultimately just see these as terminals where they can buy content.

So that's one of the metrics we've seen is where you provide consumers with a model that allows content availability very easily at high quality, anywhere. They start to understand it. They start to change their behavior.

Certainly, I think Apple saw that with iTunes. Eventually you buy some music and Apple made it very simple for people to buy music. And you kind of start to self-train and they start to get the concept rather than some advertisement. Just a use model itself facilitates the educational process.

Ralph Schackart:
And how are you going to sort of rebrand or retrain consumers? I think it's fair to say CinemaNow was seen as sort of a destination content purchase site historically. I know you're partnering with Blockbuster now and just given sort of your capital limitations, how are you going to get that message out to consumers?

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Dave Habiger:
Well, certainly we are not the most well known brand, but Blockbuster obviously is a very well known brand. So we'll be working with those partners in this space. Sonic - we're in the business of developing tools. We, by far, have the most significant position in this space as a tools provider, and we'll certainly want to work through our existing channels and work with our partners to help educate consumers.

The good news is, unlike two or three years ago, where one could argue consumers weren't exactly comfortable with the concept, I do believe that consumers are generally becoming comfortable with this -- the idea of consuming content in different forms and fashions on different devices.

So I think that's been a process and we think we're entering this space at the right time and at a time when the studios have very clear desire and edict to make this -- build out this -- model.

Ralph Schackart:
Does Blockbuster have any formal campaigns or branding campaigns about the service that they've announced or is it logical to think about going forward?

Dave Habiger:
I'll leave that to Blockbuster, but I certainly think that it's fair to say that both Sonic and Blockbuster are taking this very seriously. We recognize the size of this opportunity, and I have no doubt that you'll see plenty of very clear and strong messaging from them as we start to roll out devices and services.

Ralph Schackart:
Thank you.

Operator:
We'll go next to Steve Sullivan with Horizon Financial Group.

Steve Sullivan:
Yes, Dave, can you talk about when the Blockbuster will start rolling out? And secondly can you give us a little bit more detail on the points of revenue generation for Sonic in this deal?

Dave Habiger:
Let's see. When they'll roll out…again I think I'd stick to the - a lot of our devices will start to hit the streets moving into the summer timeframe. And I think you'd want to think of Blockbuster as starting to see something that hits your radar in that timeframe -- a Sonic/Blockbuster partnership and some of the ecosystem.

But there are a lot of initiatives right now. So you'll see rolling offerings from various companies and devices. There won't be just a single announcement.

As far as, I think you asked about terms of the deal, at this point that's obviously something we're not discussing.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Steve Sullivan:
I guess, really where does the revenue generation come from with Blockbuster to kind of give us -- kind of generalize -- what points in the agreement does Sonic derive revenue from? Not the terms of the deal, but just walking me through the mechanics of it.

Dave Habiger:
Yes, I think the mechanics that I'd be comfortable in sharing, let's see.

So we're going to be operating the Blockbuster download store on the Web and supporting any devices that implement partnerships with Blockbuster. So from Blockbuster's viewpoint, they're able to partner with the technology in this area at a time when it's becoming crucial for download sites to connect seamlessly with a broader range of devices. So they'll be able to take advantage of the technology, depth and breadth of our content, and ingest capabilities.

From our standpoint, you know, we obviously took advantage of a well known brand and one that has great recognition and reach, and it'll add significant volume to our download operations.

So, I think that you want to think of it as there are certainly rev-share components. As we sell movies there are rev-share components and we're working with studios -- all of the major studios, given our technical leverage and relationship with them, and Blockbuster is writing very large checks to them. So you'll see a revenue split, and there are some service components that are also in a relationship like that where Sonic is providing some services and technology. But again outside of that I just don't think we're comfortable sharing much more detail at this point.

Steve Sullivan:
And one last question. Paul can you give us a sense on facility consolidation? Are you saving any money there going forward?

Paul Norris:
Yes, we're looking at that very actively. We haven't, I don't think, announced any specific facilities that we're combining at this point, but as you're probably aware, we've got several locations here in the Bay Area and we're looking very hard in how we kind of take the existing locations we have and look at where we're focusing our initiatives and how we can invest most efficiently combine those to save costs. So, that's a big part of what we're going to be doing over the next little bit.

Steve Sullivan:
I'm sorry, over the next several what?

Paul Norris:
Over the next little bit - over the next quarter or so.

Steve Sullivan:
Okay. Thank you very much.

Operator:
And that does conclude our question-and-answer session. I'll turn the conference back over to our speakers for additional or closing remarks.

SONIC SOLUTIONS
Moderator: Nils Erdmann
02-05-09/3:30 pm CT
Confirmation # 3741732

Dave Habiger:
Thanks, operator.

And thanks everyone for joining us and we will look forward to speaking with you next quarter.

Paul Norris:
Thanks very much.

Operator:
That does conclude today's conference. You may disconnect at this time. We do appreciate your participation.

END